      As filed with the Securities and Exchange Commission on January 23, 1998

                                           Registration No.

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                 -----------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                 -----------------

                                  THE TORO COMPANY
               (Exact name of registrant as specified in its charter)

                 Delaware                          41-0580470
        (State or other jurisdiction            (I.R.S. Employer
       of incorporation or organization)      Identification Number)

                             8111 Lyndale Avenue South
                            Bloomington, Minnesota 55420
                (Address of principal executive offices) (Zip Code)

                                 -----------------

                                  THE TORO COMPANY
                        ANNUAL MANAGEMENT INCENTIVE PLAN II
                              (Full title of the plan)

                           J. Lawrence McIntyre, Esquire
                   Vice President, Secretary and General Counsel
                                  The Toro Company
                             8111 Lyndale Avenue South
                            Bloomington, Minnesota 55420
                         Telephone number: (612) 888-8801
             (Name, address and telephone number of agent for service)


                                      Copy to:

                                   Helen P. Starr
                                  Attorney at Law
                                     Suite 240
                           5505 Connecticut Avenue, N.W.
                              Washington, D.C. 20015

                          CALCULATION OF REGISTRATION FEE



-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

Title of                 Amount to           Proposed       Proposed               Amount of
securities to          be registered         maximum        maximum            registration fee
be registered                                offering       aggregate
                                             price per      offering
                                             share          price
-----------------------------------------------------------------------------------------------
Common Stock,          100,000 shares (b)    $ 40.03 (c)    $ 4,003,000 (c)        $ 1,181 (d)
par value $1.00 per
share (a)
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------



(a) Each share of Common Stock has attached thereto one Preferred Share Purchase Right. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(b) An indeterminate number of shares will be issued from time to time to participants in the Plan.

(c) Estimated solely to calculate the registration fee, pursuant to Rule 457(c) on the basis of the average of the high and low prices on the New York Stock Exchange on January 20, 1998 as reported in THE WALL STREET JOURNAL.

(d)  Restricted fee to be applied to account number 737758.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      PART II


                       INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:

     1. Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996 (File No. 1-8649).

     2. Its Quarterly Report on Form 10-Q for the quarter ended January 31, 1997 (File No. 1-8649).

     3. Its Quarterly Report on Form 10-Q for the quarter ended May 2, 1997 (File No. 1-8649).

     4. Its Quarterly Report on Form 10-Q for the quarter ended August 1, 1997 (File No. 1-8649).

     5. Its Current Report on Form 8-K for December 2, 1996, as amended by Amendment No. 1 on Form 8-K/A filed February 18, 1997 and Amendment No. 2 on Form 8-K/A filed June 6, 1997 (File No. 1-8649).

     6.   Its Current Report on Form 8-K for June 24, 1997.

     7. The Annual Report on Form 11-K of The Toro Company Investment and Savings Plan for the plan year ended December 31, 1996.

     8. The descriptions of its Common Stock and Preferred Share Purchase Rights contained in its Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions (File No. 1-8649).

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMES EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under the statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at the corporation's request against expenses (including attorneys' fees), as well as judgments, fines and settlements, actually and reasonably incurred by them in connection with any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify exists only where such officer, director, employee or agent has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. Unless a court determines to the contrary, a corporation has no power of indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation. Indemnification against expenses is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification and advancement of expenses are not deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of any person it has the power to indemnify, whether or not indemnity against liability would be allowed under the statute.

     Section 1 of Article XI of the Registrant's Certificate of the Incorporation provides, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, for the elimination or limitation of the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances.

     Section 2 of Article XI of the Registrant's Certificate of Incorporation mandates indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity to the fullest extent authorized by the Delaware General Corporation Law against expenses, liability and loss and authorizes the Board to express such rights in written contracts.

     The Registrant also maintains liability insurance policies which provide for indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity against certain liabilities under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER         DESCRIPTION

4    Instruments defining the rights of security holders, including indentures

     4(a) Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant's Registration Statement on Form S-8, Registration No. 2-94417)

     4(b) Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3, Registration No. 33-16125)

     4(c) Certificate of Amendment to Certificate of Incorporation dated December 9, 1986 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended January 30, 1987, Commission File No. 1-8649)

     4(d) Certificate of Amendment to Certificate of Incorporation dated December 8, 1987 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended January 29, 1988, Commission File No. 1-8649)

     4(e) Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Annual Report on Form 10-K for the year ended July 31, 1991, Commission File No. 1-8649)

     4(f) Rights Agreement dated as of June 14, 1988, between the Registrant and Norwest Bank Minnesota National Association, relating to rights to purchase Series B Junior Participating Voting Preferred Stock (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A dated June 17, 1988, Commission File No. 1-8649).

     4(g) Amendment to Rights Agreement dated as of August 14, 1990, between the Registrant and Norwest Bank Minnesota National Association (incorporated by reference to Exhibit 1 to Registrant's Report on Form 8-K dated August 14, 1990, Commission File No. 1-8649).

     4(h) Indenture dated as of January 31, 1997 between Registrant and First National Trust Association, as Trustee (incorporated by reference
           Exhibit 4(a)to Registrant's Current Report on Form 8-K for June 24, 1997, Commission File No. 1-8649).

5    Opinion regarding legality

23   Consent of KPMG Peat Marwick LLP

24   Power of attorney (included in signature page)

ITEM 9.  UNDERTAKINGS.

     (a)   Rule 415 offering.

     The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement);

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement); notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Securities Exchange Act of 1934 documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on the 21st day of January 1998.


                                   THE TORO COMPANY
                                   (Registrant)


                                   By: /S/ J. LAWRENCE McINTYRE
                                      ------------------------------------------
                                   J. Lawrence McIntyre, Vice President,
                                   Secretary and General Counsel


                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kendrick B. Melrose, Stephen P. Wolfe and J. Lawrence McIntyre, or any one of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and/or all subsequent amendments to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby approving and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   SIGNATURE                                 TITLE                         DATE

/S/ KENDRICK B. MELROSE            Chairman, Chief Executive          January 21, 1998
----------------------------       Officer, President and Director
Kendrick B. Melrose                (Principal Executive Officer)


/S/ STEPHEN P. WOLFE               Vice President Finance             January 21, 1998
----------------------------       and Chief Financial Officer
Stephen P. Wolfe                   (Principal Financial Officer)


/S/ RANDY B. JAMES                 Vice President and Controller      January 21, 1998
----------------------------       (Principal Accounting Officer)
Randy B. James



/S/ RONALD O. BAUKOL               Director                           January 21, 1998
----------------------------
Ronald O. Baukol


/S/ ROBERT C. BUHRMASTER           Director                           January 21, 1998
----------------------------
Robert C. Buhrmaster


/S/ WINSLOW H. BUXTON              Director                           January 21, 1998
----------------------------
Winslow H. Buxton


/S/ JANET K. COOPER                Director                           January 21, 1998
----------------------------
Janet K. Cooper


/S/ ALEX A. MEYER                  Director                           January 21, 1998
----------------------------
Alex A. Meyer


/S/ ROBERT H. NASSAU               Director                           January 21, 1998
----------------------------
Robert H. Nassau


/S/ DALE R. OLSETH                 Director                           January 21, 1998
----------------------------
Dale R. Olseth


/S/ CHRISTOPHER A. TWOMEY          Director                           January 21, 1998
----------------------------
Christopher A. Twomey


/S/ EDWIN H. WINGATE               Director                           January 21, 1998
----------------------------
Edwin H. Wingate


                                     SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, The Toro Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on the 21st day of January, 1998.

                                   THE TORO COMPANY
                                   (Registrant)


                                   By:  /S/ J. LAWRENCE McINTYRE
                                        ---------------------------------
                                   J. Lawrence McIntyre, Vice President,
                                   Secretary and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                  TITLE                              DATE

/S/ KENDRICK B. MELROSE            Chairman, Chief Executive          January 21, 1998
----------------------------       Officer, President and Director
Kendrick B. Melrose                (Principal Executive Officer)


/S/ STEPHEN P. WOLFE               Vice President Finance             January 21, 1998
----------------------------       and Chief Financial Officer
Stephen P. Wolfe                   (Principal Financial Officer)


/S/ RANDY B. JAMES                 Vice President and Controller      January 21, 1998
----------------------------       (Principal Accounting Officer)
Randy B. James


/S/ RONALD O. BAUKOL               Director                           January 21, 1998
----------------------------
Ronald O. Baukol


/S/ ROBERT C. BUHRMASTER           Director                           January 21, 1998
----------------------------
Robert C. Buhrmaster


/S/ WINSLOW H. BUXTON              Director                           January 21, 1998
----------------------------
Winslow H. Buxton


/S/ JANET K. COOPER                Director                           January 21, 1998
----------------------------
Janet K. Cooper



/S/ ALEX A. MEYER                  Director                           January 21, 1998
----------------------------
Alex A. Meyer


/S/ ROBERT H. NASSAU               Director                           January 21, 1998
----------------------------
Robert H. Nassau


/S/ DALE R. OLSETH                 Director                           January 21, 1998
----------------------------
Dale R. Olseth


/S/ CHRISTOPHER A. TWOMEY          Director                           January 21, 1998
----------------------------
Christopher A. Twomey


/S/ EDWIN H. WINGATE               Director                           January 21, 1998
----------------------------
Edwin H. Wingate


                                    EXHIBIT LIST


EXHIBIT                                                     CONSECUTIVELY
NUMBER    DESCRIPTION                                       NUMBERED PAGE

4(a) Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant's Registration Statement on Form S-8, Registration No. 2-94417)

4(b) Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3, Registration No. 33-16125)

4(c)  Certificate of Amendment to Certificate of Incorporation dated
      December 9, 1986 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended January 30, 1987, Commission File No. 1-8649)

4(d) Certificate of Amendment to Certificate of Incorporation dated December 8, 1987 (incorporated by reference to Exhibit 3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended January 29, 1988, Commission File No. 1-8649)

4(e) Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Annual Report on Form 10-K for the year ended July 31, 1991, Commission File No. 1-8649)

4(f) Rights Agreement dated as of June 14, 1988, between the Registrant and Norwest Bank Minnesota National Association, relating to rights to purchase Series B Junior Participating Voting Preferred Stock (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A dated June 17, 1988, Commission File No. 1-8649)

4(g) Amendment to Rights Agreement dated as of August 14, 1990, between the Registrant and Norwest Bank Minnesota National Association (incorporated by reference to Exhibit 1 to Registrant's Report on Form 8-K dated August 14, 1990, Commission File No. 1-8649)

4(h) Indenture dated as of January 31, 1997 between Registrant and First National Trust Association, as Trustee (incorporated by reference Exhibit 4(a)to Registrant's Current Report on Form 8-K for June 24, 1997, Commission File No. 1-8649)

5     Opinion regarding legality

23    Consent of KPMG Peat Marwick LLP

24    Power of attorney (included in signature page)